March 11, 2008

U.S. Securities and Exchange Commission

Division of Corporation Finance

100 F Street, N.E.

Washington  DC  20549

Re: Westland Resources Corp. S-1 Registration Statement

Dear Sirs:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in this Form S-1 Registration Statement dated March 11, 2008, of the following:

•

Our report to the Stockholders and Board of Directors of Westland Resources Corp. dated February 12, 2008 on the financial statements of the Company as of July 31, 2007 and 2006.

In addition, we also consent to the reference to our firm included under the heading “Experts” in this Registration Statement.

Yours truly,

“DMCL”

Dale Matheson Carr-Hilton LaBonte LLP

“DMCL” Chartered Accountants

Vancouver, Canada